January 17, 2003



VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549-1004

RE:      ATWOOD OCEANICS, INC. PROXY STATEMENT

Ladies and Gentlemen:

         On behalf of Atwood Oceanics, Inc. (the "Company"), and pursuant to Rule 14a-6(b) of Regulation 14A, transmittal herewith is the Definitive Proxy Statement and form of Proxy Card, constituting all soliciting materials being furnished to shareholders in connection with the upcoming Annual Meeting of Stockholders of the Company. The Company anticipates that copies of the proxy materials filed pursuant to Rule 14a-6(b) of Regulations 14A will be released to stockholders on or about January 17, 2002.

         In addition, on behalf of the Company we will forward via Federal Express delivery not later than the date on which such report is first sent or given to security holders seven (7) copies of the Company's Annual Report to Shareholders which will accompany the Proxy Statement mailing to stockholders.

         Thank you for your assistance.

                                                     Very truly yours,

                                                     ATWOOD OCEANICS, INC.



                                                     /s/James M. Holland
                                                     Senior Vice President

JMH/tlb

                           SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant []

Check the appropriate box:

         []   Preliminary proxy statement. []Confidential, for use of the
                                             Commission only (as permitted by
                                             Rule 14a-6(e)(2).

         [X] Definitive proxy statement.

         [] Definitive additional materials.

         [] Soliciting material pursuant to Rule 14a-12.

                              ATWOOD OCEANICS, INC.
                (Name of Registrant as Specified in Its Charter)

                              ATWOOD OCEANICS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transactions applies:  N/A
     (2)   Aggregate number of securities to which transaction applies:  N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined: N/A
     (4)   Proposed maximum aggregate value of transaction: N/A
     (5)   Total fee paid:  None

[] Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identified the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:  N/A
         (2)      Form, schedule or registration statement no.:  N/A
         (3)      Filing party:  N/A
         (4)      Date filed:  N/A

                              ATWOOD OCEANICS, INC.

                           15835 PARK TEN PLACE DRIVE
                              HOUSTON, TEXAS 77084



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                Houston, Texas
                                                              January 17, 2003

To the Shareholders of
ATWOOD OCEANICS, INC.:

     Notice is hereby given that, pursuant to the provisions of the Amended and Restated Bylaws of Atwood Oceanics, Inc., the Annual Meeting of the Shareholders of Atwood Oceanics, Inc. will be held at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock A.M., Houston Time, on Thursday, February 13, 2003, for the following purposes:

1. To elect six (6) members of the Board of Directors for the term of office specified in the accompanying Proxy Statement.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 31, 2002 will be entitled to notice of and to vote at the Annual Meeting.

     Shareholders are cordially invited to attend the meeting in person. Those who will not attend are requested to sign and promptly mail the enclosed proxy for which a stamped return envelope is provided.


By Order of the Board of Directors



                                                  /s/JAMES M. HOLLAND, Secretary

                         ANNUAL MEETING OF SHAREHOLDERS
                              ATWOOD OCEANICS, INC.
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                                January 17, 2003

                        SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock, par value $1.00 per share ("Common Stock") of Atwood Oceanics, Inc., (hereinafter sometimes called the "Company") of record at the close of business on December 31, 2002 will be entitled to vote at the Annual Meeting of Shareholders to be held February 13, 2003 at 10:00 o'clock A.M., Houston Time, at the executive offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments thereof.

     Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on January 17, 2003.

                         PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Atwood Oceanics, Inc. In addition to solicitation by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners of stock and to secure their voting instructions, if necessary. Further solicitation of proxies may be made by telephone, telegram, or oral communication with some shareholders of the Company, following the original solicitation. All such further solicitation will be made by regular employees of the Company, and the cost will be borne by the Company.


                                VOTING SECURITIES

     At the close of business on December 31, 2002, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 13,845,051 shares of Common Stock of the Company outstanding.

     The election as directors of the persons nominated in this proxy statement will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent the election of the directors nominated in this Proxy Statement or the approval of such other matters as may properly come before the meeting to the same extent as a vote withholding authority to vote for the election of directors so nominated or a vote against such other matters.

     Each share of Common Stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the State in which the Company is incorporated, require the shareholder to give the Secretary of the Company written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attn: James M. Holland. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons appointed by the enclosed form of proxy are not expected to exercise the right to cumulate votes for election of the directors named elsewhere in this Proxy Statement, although such persons shall have discretionary authority to do so.

                             PRINCIPAL SHAREHOLDERS

     The following table reflects certain information known to the Company concerning persons beneficially owning more than 5% of the outstanding Common Stock of the Company as of December 31, 2002 (except as otherwise indicated). The information set forth below, other than with respect to Helmerich & Payne International Drilling Co. ("H&PIDC"), is based on materials furnished to the Company in connection with Securities and Exchange Commission ("SEC") filings by or on behalf of the shareholders named below, as of various dates during the Company's fiscal year and on information provided by Zacks Investment Research, Inc. ("Zacks") in reports prepared for the Company. Unless otherwise noted, each shareholder listed below has sole voting and dispositive power with respect to the shares listed.

Name and Address                                                            Shares Owned        Percent
----------------                                                            Beneficially        of Class
                                                                            ------------        --------
Helmerich & Payne Intl. Drilling Co.  (1) --------------------------------    3,000,000          21.67%
         Utica at 21st
         Tulsa, Oklahoma 74114
Franklin Resources, Inc. (2)----------------------------------------------    1,595,000          11.52%
Charles B. Johnson (2)
Rupert H. Johnson, Jr. (2)
Franklin Advisers, Inc. (2)
Franklin Advisory Services, LLC. (2)
Franklin Management, Inc. (2)
         777 Mariners Island Blvd.
         P.O. Box 7777
         San Mateo, California 94403-7777
T. Rowe Price Associates, Inc. (3)----------------------------------------    1,340,400           9.68%
         100 E. Pratt Street
         Baltimore, Maryland  21202
Artisan Partners LP (4)---------------------------------------------------      716,100           5.17%
         1000 North Water Street
         Milwaukee, Wisconsin 53202
-------------------

(1) Walter H. Helmerich, III is Chairman of the Board of Directors, and Hans Helmerich, son of Walter H. Helmerich, III, is President, Chief Executive Officer and a director, of Helmerich & Payne, Inc. ("H & P"). Messrs. Walter H. Helmerich, III and Hans Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of H & P, which has one hundred percent (100%) ownership of H&PIDC, which currently according to Form 5 filed by H & P on or about October 10, 2003 owns of record and beneficially 3,000,000 shares of Common Stock of the Company. On September 6, 2002, H & P assigned 1,359,752 shares of Common Stock of the Company to H&PIDC which increased its current ownership to 3,000,000 shares. Messrs. Walter H. Helmerich, III and Hans Helmerich have disclaimed beneficial ownership of the Common Stock owned by H&PIDC.

(2) The information set forth above concerning shares of Common Stock beneficially owned by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CBJ"), Rupert H. Johnson, Jr. ("RHJ"), Franklin Advisers, Inc. ("FAI"), Franklin Advisory Services, LLC ("FASL") and Franklin Private Client Group, Inc. ("FPCG"), collectively referred to as Franklin Resources Group, was obtained from a report dated December 30, 2002 prepared by Zacks for the Company and Amendment No. 6 to Schedule 13G dated February 1, 2002, filed with the SEC by FRI, CBJ, RHJ and FAI. According to the aforementioned
     Schedule 13G, at the time of the filing, Charles and Rupert Johnson are principal shareholders of the outstanding common stock of FRI. FAI, FASL and FPCG are investment advisory subsidiaries of FRI. FRI, CBJ and RHJ have no voting or dispositive power with respect to any shares of the Company's Common Stock. At the time of the filing of the Schedule 13G, the Franklin Resources Group beneficially owned 1,803,408 shares of the Company's Stock. FAI has sole voting and dispositive power with respect to 1,469,892 shares of the Company's Common Stock. FASL has sole voting power and sole dispositive power with respect to 94,000 shares of the Company's Common Stock. FPCG has no voting power and sole dispositive power with respect to 4,108 shares of the Company's Common Stock.

(3) The information set forth above concerning shares of Common Stock beneficially owned by T. Rowe Price Associates, Inc. ("T. Rowe Price") was obtained from a report dated December 30, 2002 prepared by Zacks for the Company and Schedule 13G dated February 14, 2002 filed with the SEC by T. Rowe Price. According to the Schedule 13G, T. Rowe Price has sole voting power with respect to 327,150 shares and sole dispositive power with respect to 1,174,050 shares of the Company's Common Stock. The Company does not have any information on voting or dispositive power with respect to 166,350 shares of the Company's Common Stock acquired by T. Rowe Price subsequent to the filing Schedule 13G on February 14, 2002. T. Rowe Price has disclaimed beneficial ownership of the Company's Common Stock.

(4) The information set forth above concerning shares of Common Stock beneficially owned by Artisans Partners LP ("Artisan") was obtained from a report dated December 30, 2002 prepared by Zacks for the Company. Based upon reports prepared by Zacks, Artisan did not become a stockholder owning more than five percent (5%) of the outstanding Common Stock of the Company until some time during the second half of 2002. The Company has not received any material from Artisan in connection with SEC filings and thus, does not have any information on voting or dispositive power that Artisan may have with respect to any shares of the Company's Common Stock.


             COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the amount of Common Stock beneficially owned as of the close of business on December 31, 2002 by each of the directors, by each of the executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

Name of Director,                                                 Shares Owned          Percent
Executive Officer or Group                                        Beneficially          of Class
--------------------------                                        ------------         ---------
Robert W. Burgess                                                    2,000  -              (1)
George S. Dotson                                                            -            0.00%
Walter H. Helmerich, III                                                   (2)           0.00%
Hans Helmerich                                                             (2)           0.00%
William J. Morrissey                                                   400                 (1)
John R. Irwin                                                       62,200 (3)             (1)
James M. Holland                                                    37,034 (4)             (1)
Glen P. Kelley                                                      41,550 (5)             (1)
All directors and executive officers as a group (8 persons)        143,184 (6)             (1)

------------

 (1) Less than 1%.
 (2) See Note (1) on page 3 for more information.
 (3) Includes 62,000 shares which may be acquired upon the exercise of options.
 (4) Includes 34,900 shares which may be acquired upon the exercise of options.
 (5) Includes 41,250 shares which may be acquired upon the exercise of options.
 (6) Includes 138,150 shares which may be acquired upon the exercise of options.

                               EXECUTIVE OFFICERS

         Set forth below are the executive officers of the Company. The office held, date of first election to that office and the age of each officer as of the close of business on December 31, 2002 are indicated opposite his name.

                                                        Date of
                                                         First
Name                        Offices Held               Election        Age
-----                       ------------               --------        ---

John R. Irwin               President and Chief          March          57
                            Executive Officer             1993

James M. Holland            Senior Vice President       October         57
                            and Secretary                 1988

Glen P. Kelley              Vice President -            October         54
                            Contracts and                 1988
                            Administration


     No family relationship exists between any of the above executive officers. All officers of the Company serve at the pleasure of the Board of Directors and may be removed at any time with or without cause.

     Mr. Irwin joined the Company in July 1979, serving as Operations Manager - Technical Services. He was elected Vice President - Operations in November 1980, Executive Vice President in October 1988, President and Chief Operating Officer in November 1992, and President and Chief Executive Officer in March 1993.

     Mr. Holland joined the Company as Accounting Manager in April 1977. He was elected Vice President - Finance in May 1981 and Senior Vice President and Secretary in October 1988.

     Mr. Kelley rejoined the Company in January 1983 as Manager of Operations Administration. He was elected Vice President - Contracts and Administration in October 1988.


ITEM 1 -  ELECTION OF DIRECTORS

     At the meeting, six (6) Directors (leaving one position vacant) are to be elected for terms of one year each. Although the Company's Amended and Restated Bylaws provide that the Board of Directors consists of seven (7) persons, the Company has not yet identified a suitable nominee to fill the vacancy. Accordingly, only six (6) persons are nominated for election as directors, and shares may not be voted for a greater number of persons than the number of nominees named.

     The persons  named in the enclosed form of proxy (James M. Holland and Glen
P. Kelley) have advised that they will vote all shares represented by proxies for the election of the six (6) nominees for director listed below, unless authority to so vote is withheld by the shareholder. Such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If any of the nominees listed below becomes unavailable for any reason, the shares represented by the proxies will be voted for the election of such person, if any, as may be designated by the Board of Directors.

     Mr. Walter H. Helmerich, III, who has served as a director continuously since 1970, has advised of his intended retirement from the Company's Board of Directors and will, thus, not stand for reelection to the Company's Board of Directors at the February 13, 2003 shareholders meeting. Mr. Helmerich has provided the Company over thirty years of outstanding leadership as a director. Ms. Deborah A. Beck (currently serving as Executive Vice President - Planning and Technology for Northwestern Mutual Life Insurance Company) has been nominated for election as a director to replace Mr. Walter H. Helmerich, III, on the Company's Board of Directors.

                          Present       Served as
                          Position      a Director
                          with the      Continuously      Term to
Nominees                  Company       Since             Extend to        Age
---------                ---------      ------------      ----------       ----

Deborah A. Beck            ---               N/A           February          55
                                                            2004

Robert W. Burgess        Director         September        February          61
                                            1990             2004

George S. Dotson         Director         February         February          62
                                            1988             2004

Hans Helmerich           Director         February         February          44
                                            1989            2004

John R. Irwin            Director,        November         February          57
                         President          1992            2004
                         and Chief
                         Executive
                         Officer

William J. Morrissey     Director         November         February          75
                                           1969             2004

     At all times during the previous five (5) years, Ms. Beck has been employed by the Northwestern Mutual Life Insurance Company in various executive capacities including Executive Vice President - Planning and Technology, Senior Vice President - Insurance Operations, Vice President - New Business, and Vice President of Policy Benefits. Ms. Beck served in the legal department for six
(6) years, three (3) of which she served as Assistant General Counsel. Northwestern Mutual is a leading direct provider of individual life insurance and offers insurance products, investment products and advisory services. Ms. Beck's current role as Executive Vice President - Planning and Technology of Northwestern Mutual entails responsibility for strategic planning, merger and acquisition activity, information technology and project management. Ms. Beck's division has a budget of $290 million per year and she oversees the direction of 750 employees.

     Until his retirement in 1999, Mr. Burgess served for over five (5) years as Chief Financial Officer (Senior Vice President) for CIGNA Investment Division, CIGNA Companies. CIGNA is a diversified financial services company with major businesses in insurance, health care, pensions and investments.

     At all times during the previous five (5) years, Mr. Dotson has served as Vice President - Drilling of H&P and President of H&PIDC. H & P is a energy-oriented company engaged in contract drilling. He serves as a director of H&P, which as a result of its ownership of Common Stock of the Company through its subsidiary H&PIDC, may be deemed an affiliate of the Company. He also serves as a director of Varco International, Inc.

     At all times during the previous five (5) years, Mr. Hans Helmerich has served as the Chief Executive Officer as well as a director of H&P, which as a result of its ownership of Common Stock of the Company through its subsidiary H&PIDC, may be deemed an affiliate of the Company.

     Mr. Irwin has been employed by the Company in various executive capacities for the last twenty-four (24) years.

     Mr. Morrissey served as director and Vice Chairman of the Board of Directors of Marine Corporation until the end of 1987 when Marine Corporation was acquired by Banc One Corporation, Columbus, Ohio. Mr. Morrissey is currently retired.

     The Company has standing Audit, Executive, Compensation, and Nominating committees. The Audit Committee members are Messrs. Morrissey, Burgess and Dotson. This Committee functions to review in general terms the Company's accounting policies and audit procedures and to supervise internal accounting controls. The Audit Committee held six (6) meetings during fiscal year 2002, of which four (4) were telephone conferences. The Executive Committee composed of Messrs. Dotson, Hans Helmerich and Irwin, meets frequently, generally by telephone conference, for review of major decisions and to act as delegated by the Board of Directors. The Compensation Committee members, Messrs. Hans Helmerich, Burgess and Dotson, are responsible for administration of the Company's stock option plans, and for review and approval of all salary and bonus arrangements. During fiscal year 2002, there were two (2) meetings of the Compensation Committee. The Nominating Committee composed of Messrs. Dotson, Hans Helmerich and Burgess is to assist the Board of Directors ("Board") regarding the appropriate size and composition of the Board, as well as monitoring and making recommendations regarding the Board's performance. The Nominating Committee held one (1) meeting.

     Four (4) meetings of the Board of Directors were held during fiscal year 2002, all of which were regularly scheduled meetings. Each director attended, during the time of his membership, at least seventy-five (75%) percent of Board of Director and Committee meetings to which he was assigned.

Required Vote for Election of Directors

     Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION AS DIRECTORS OF THE PERSONS NOMINATED HEREIN.




                             EXECUTIVE COMPENSATION


     In accordance with the SEC executive compensation disclosure requirements under Item 402 of Regulation S-K, the following compensation tables and other compensation information are presented to enable shareholders to better understand the compensation of the Company's executive officers.

     The Company's compensation program is administrated by the Compensation Committee ("Committee") of the Board of Directors. The Committee is composed of three (3) non-employee directors. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
                            ATWOOD OCEANICS, INC. (A)


TO:  The Board of Directors

     As members of the Compensation Committee, it is our duty to review compensation levels of the Company's executive officers and to administer the Company's stock option plans.

Compensation Policies for Executive Officers

     The  Company's  executive  compensation  policies  are  designed to provide competitive levels of compensation that integrate pay with the Company's performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Committee relies in large part on compensation studies for the determination of competitive compensation. These studies include salary and bonus compensation data from several competitor companies. Also, when the Committee contemplates the awarding of stock options to its executives, it considers the nature and amount of stock awards made by competitor companies to their executive officers. In order to implement these objectives, the Company has developed a straightforward compensation package consisting of salary, discretionary annual bonus, and periodic awards of stock options. Each element of the compensation package serves a particular purpose. Salary and bonus are primarily designed to reward current and past performance. Base salaries are conservatively set to recognize individual performance while attempting to generally approximate the median level of base salaries among the Company's competitors. Annual bonuses to executive officers are awarded based upon corporate performance criteria, competitive considerations, and the Committee's subjective determination of individual performance. Awards of stock options are primarily designed to tie a portion of each executive's compensation to long-term future performance of the Company. The Committee believes that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management's and stockholders' interest. The value of these awards will increase or decrease based upon the future price of the Company's stock.

     In determining executive compensation for fiscal 2002, the Committee considered the Company's overall historical performance and its future objective, together with fiscal 2002 corporate performance. Shareholders equity was significantly enhanced during fiscal years 1998, 1999, 2000, 2001 and 2002 due to Company's revenues, cash flows and net profit for the period being at their highest levels in the Company's history. In recognition of the Company's continued strong operating performance, the Company awarded bonuses (ranging from $50,000 to $115,000) and granted salary increases to each of the Company's executive officers of approximately five percent (5%) in December 2001.

     During fiscal 2002, stock options were awarded to the executive officers and other key employees. In making these stock options awards, the Committee considered both individual performance and the amount of stock option awards made by competitors.

     Section 162(m) of the Internal Revenue Code provides that certain compensation to certain executive officers in excess of $1 million annually will not be deductible for federal income purposes. The compensation levels of the Company's executive officers are below the $1 million threshold.

Compensation Paid to the Chief Executive Officer

     Mr. Irwin's compensation is determined in the same manner as described for the other executive officers. For fiscal 2002, Mr. Irwin earned a $115,000 bonus and a five percent (5%) salary increase.

     In addition, the Committee awarded Mr. Irwin stock options to purchase 25,000 shares of stock. The Committee based this award on its subjective assessment of Mr. Irwin's performance as CEO.


                     SUBMITTED BY THE COMPENSATION COMMITTEE

   Robert W. Burgess           George S. Dotson             Hans Helmerich

December 31, 2002

A. Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Report of the Compensation Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.


                              EXECUTIVE AGREEMENTS



     The Company entered into Executive Agreements, on September 18, 2002, with Messrs. Holland, Irwin and Kelley. The Executive Agreements address the terms of executive employment and compensation in the event of a termination of employment due to a change of control in the ownership of the Company. The Executive Agreements state that a change in control occurs (a) in the event of an acquisition or formal tender offer by any individual, entity or group of beneficial ownership of twenty percent (20%) of (i)the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (certain exceptions apply); b) sale of substantially all of the Company assets; or (c) a change of the majority of the members of the Board of Directors of the Company. In the event of a change of control, Messrs. Holland and Kelley shall remain in the employee of the Company following such change of control for one year and six months and Mr. Irwin shall remain in the employ of the Company for two years and six months following such change in control. During such employment terms, the executives shall receive base salary; annual bonus; incentive, savings and retirement plan benefits; welfare plan benefits; executive life insurance benefits; indemnification; expenses and vacation commensurate with those benefits that the executives enjoyed prior to the change in control. The Executive Agreements each have three (3) year terms.


Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee of the Board of Directors of the Company was, during the 2001-2002 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K, except that Messrs. Dotson and Hans Helmerich are executive officers of H & P, with whom the Company is a joint venture partner as more fully described in "Related Transactions" on page 14 and which may be considered to be an affiliate based upon its ownership of Company common stock.

     During the Company's 2001-2002 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                               COMPENSATION TABLES

     The SEC compensation disclosure rules require that various compensation information be presented in various tables as set forth below.

                                            SUMMARY COMPENSATION TABLE
                                                Annual Compensation


                                                                                             Long Term
                                                                                            Compensation
                                                                                             (Awards)
                                                                                             ---------
                                                                                             Securities
                                     Fiscal                               Other Annual       Underlying          All Other
Name and Principal Position           Year        Salary       Bonus      Compensation        Options          Compensation (A)
---------------------------          ------       ------       -----      ------------       -----------      ----------------
                                                     $            $            $                  (#)                ($)
John R. Irwin                        2002          337,002      115,000        ---               25,000           50,255
  President and Chief                2001          321,246       85,000        ---               40,000           47,180
    Executive Officer                2000          306,250       85,000        ---               15,000           33,552

James M. Holland                     2002          194,088      50,000         ---               15,000           26,219
  Senior Vice President              2001          185,196      40,000         ---               24,000           24,330
  and Secretary                      2000          176,376      40,000         ---                9,000           19,784


Glen P. Kelley                       2002          182,040      50,000         ---               15,000           24,862
  Vice President - Contracts         2001          171,036      40,000         ---               24,000           22,762
    and Administration               2000          156,003      35,000         ---                8,000           17,390


---------------------------


(A) The amounts shown in the "All Other Compensation" column are derived from the following:

  (i) Mr. Irwin: Annual Company contributions to the defined contribution plan ("DCP") for 2002, 2001, and 2000 of $45,200, $42,125 and $30,625,
        respectively; Company paid term life and insurance premiums ("TLIP") for 2002, 2001, and 2000 of $ 5,055, $5,055 and $2,927, respectively;

  (ii) (ii) Mr. Holland: Annual Company contributions to the DCP for 2002, 2001 and 2000 of $24,409, $22,520 and $17,638, respectively; Company paid TLIP for 2002, 2001, and 2000 of $1,810, $1,810 and $2,146,
        respectively ; and

  (iii) (iii) Mr. Kelley: Annual Company contributions to the DCP for 2002, 2001, and 2000 of $23,204, $21,104 and $15,600, respectively; Company paid TLIP for 2002, 2001, and 2000 of $1,658, $1,658 and $1,790,
        respectively.


                                                     OPTION GRANTS TABLE


                                     Individual Grants Made in Fiscal 2002
                   ------------------------------------------------------------------
                                                                                            Potential Realizable Value
                   Number of                                                                   at Assumed Annual
                   Securities       Percentage of                                            Rates of Stock Price
                   Underlying       Total Options                                          Appreciation for Option Term
                   Options          Granted to                                             ----------------------------
                   Granted          Employees in       Exercise Price       Expiration
Name               (A) (#)          Fiscal Year          ($/Share)              Date          5% ($)           10% ($)
-----              ---------         -------------      --------------      ----------     ----------         --------

Irwin              25,000 (B)           15%                 30.76           9/11/2012       483,500          1,225,000

Holland            15,000 (B)            9%                 30.76           9/11/2012       290,100            735,000

Kelley             15,000 (B)            9%                 30.76           9/11/2012       290,100            735,000

__________
          -
(A) The options were granted for a term of ten (10) years, subject to earlier termination in certain events related to termination of employment. Twenty-five percent (25%) of such options become exercisable at each of one (1) year, two (2) years, three (3) years and four (4) years, respectively, from the date of grant. Subject to certain conditions, the exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to exercise may be paid by offset of underlying shares.

(B) These options were granted on September 12, 2002 pursuant to the Company's 2001 Stock Incentive Plan.


                         OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE TABLE

                                                     Number of
                                                     Securities
                                                     Underlying
                 Shares Acquired                     Unexercised           Value of Unexercised
                on Exercise during     Value          Options at           In-the-Money Options
Name               Fiscal 2002        Realized      Sept. 30, 2002          at Sept. 30, 2002 (A)
----            ------------------    ---------     ---------------        -----------------------
                       (#)              ($)               (#)                       ($)
                                                       Exercisable/             Exercisable/
                                                      Unexercisable            Unexercisable
                                                     ---------------          ---------------
Irwin                 ---                 ---         50,750/83,750            281,550/44,060

Holland               ---                 ---         27,900/50,500            146,870/26,440

Kelley                ---                 ---         35,000/49,000            221,180/23,500

-------------


(A) Calculated based upon the September 30, 2002 fair market value of $29.25 per share less the share price to be paid upon exercise. There is no guarantee that options will have the indicated value if and when exercised.

                             AUDIT COMMITTEE REPORT

     In accordance with the SEC audit committees communication requirements under Item 306 of Regulation S-K, the following information is presented to inform shareholders of the Audit Committees oversight with respect to financial reporting.

                             AUDIT COMMITTEE CHARTER

     The members of the Audit Committee are governed by a Charter duly adopted by the Board of Directors, which requires their independence from management of the Company or their freedom from any other relationship which would interfere with their independent judgment. George Dotson is not "independent" as defined by Section 303.01 (B)(2)(a) and (3) of the New York Stock Exchange's listing standards due to his key employment positions with H&P and H&PIDC, which may be deemed to be affiliates of the Company. However, the Board of Directors believes that Mr. Dotson's membership on the Audit Committee is in the best interests in the Company due to his expertise, experience, and tenure as a director of the Company. A copy of the Audit Committee Charter is incorporated herein by reference to the Company's definitive Proxy Statement for the Annual Meeting of Shareholders held on February 8, 2001 filed with the SEC on January 12, 2001 on form DEF14A.

Report of the Audit Committee of the Board of Directors of ATWOOD OCEANICS, INC.


To:  The Board of Directors

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended September 30, 2002.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002.

                                 Audit Committee

                                 William J. Morrissey, Chairman

                                 Robert W. Burgess, Member

                                 George S. Dotson, Member


December 31, 2002

                       FISCAL 2002 AUDIT FIRM FEE SUMMARY

     During fiscal year 2002, PricewaterhouseCoopers LLP provided service in the following categories and amounts.


        Audit Fees                                   $     71,000
        Audit-Related Fees                           $        ---
        Financial Information Systems Design
             And Implementation Fees                 $        ---
        All Other Fees                               $        ---



           ATWOOD OCEANICS, INC. COMMON STOCK PRICE PERFORMANCE GRAPH

     COMPARISON OF FIVE (5) YEAR CUMULATIVE TOTAL RETURNS* AMONG ATWOOD OCEANICS, INC., AND THE CENTER FOR RESEARCH IN SECURITY PRICES ("CRSP") INDEX FOR THE NYSE/AMEX/NASDAQ STOCK MARKETS, AND THE PEER GROUP OF DRILLING COMPANIES.


                                                        GRAPH


Index Description             9/30/97     9/30/98      9/30/99     9/29/00     9/28/01    09/30/02
                              -------     -------      -------     -------     -------    --------

ATWOOD OCEANICS, INC.          100.0        37.0         54.3        74.0        46.2        51.9
CRSP Index for
NYSE/AMEX/NASDAQ
    Stock Markets (U.S.
     Companies)                100.0       103.5        131.7       155.7       110.6        91.5
Self-Determined Peer Group     100.0        43.5         56.0       105.3        49.4        51.3




     Constituents of the Self-Determined Peer Group (weighted according to market capitalization):

Diamond Offshore Drilling Inc.   GlobalSanteFe Corporation    Rowan Companies, Inc.
Ensco International Inc.         Noble Drilling Corp.         Transocean Sedco Forex Inc.


     * Assumes $100 invested on September 30, 1997; Total returns assumes dividend reinvested; Fiscal year ending September 30 of each year.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by the regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that, during the period from October 1, 2001 through September 30, 2002, all filing requirements applicable to its officers, directors and greater than ten-percent (10%) beneficial owners were complied with, except that Messrs. Irwin, Holland and Kelley inadvertently failed to timely file one (1) monthly report covering derivative securities on a Form 4, but did report same in a subsequent Form 5.

                              RELATED TRANSACTIONS

     Upon being awarded a term contract in August 1994, the Company entered into a joint venture agreement with H&P (which through its wholly-owned subsidiary, H&PIDC, owns twenty-one and 67/100 percent (21.67%) of the Company's Common Stock and may be deemed to be an affiliate of the Company) for the design, construction and operation of RIG-200, a platform rig. The rig has not worked since June 1999 and was retired during 2002. The Company and H&P each have a fifty percent (50%) interest in the joint venture. The Company invested approximately $12 million in this project. Three (3) of the Company's directors at December 31, 2002, namely Messrs. Walter H. Helmerich III, Hans Helmerich and George S. Dotson, are directors and executive officers of H&P.

                             DIRECTORS' COMPENSATION

     As compensation for services as a director of the Company, each director who is not an officer and full time employee of the Company or any of its subsidiaries was paid in fiscal 2002 an annual retainer fee of $10,000 plus $2,500 per meeting for attendance at regular Board meetings, and $250 per meeting for attendance at meetings of the audit committee if held on a day other than a regular Board meeting. Each non-employee director of the Company was also awarded 2,000 nonqualified stock options in March 2002 pursuant to the Company's 1996 Incentive Equity Plan. These options have an exercise price of $42.71, with a term of ten years. Twenty-five percent (25%) of such options become exercisable at the end of two (2) years, three (3) years, four (4) years and five (5) years, respectively from the date of grant.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     From 1970 to May 14, 2002, the independent public accounting firm Arthur Andersen LLP served as the Company's auditor. On May 14, 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants and appointed PricewaterhouseCoopers LLP ("PWC") as its new independent accountants. During the years ended September 30, 2001 and 2000, and the subsequent interim period through May 14, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditor scope or procedures. PWC audited the Company's financial statements for the year ended September 30, 2002 and will have representatives present at the shareholders meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company intended to be presented for consideration at the Annual Meeting of Shareholders of the Company to be held in February, 2004 must be received by the Company no later than September 18, 2003 and must comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission in order to be included in the proxy statement and form of proxy related to that meeting. If notice of any shareholder proposal not eligible for inclusion in the Company's proxy statement and form of proxy is given to the Company after November 30, 2003, then proxy holders will be allowed to use their discretionary voting authority on such shareholder proposal when the matter is raised at such meeting.



                                  OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies under discretionary authority therein in accordance with their judgment on such matters.

     If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

     The Company will provide, without charge, upon written request of any shareholder, a copy of its Annual Report on Form 10-K including financial statements and financial statement schedules for the fiscal year ended September 30, 2002 as filed with the Securities and Exchange Commission. Please direct such request to James M. Holland, Secretary, Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218.

                                    By order of the Board of Directors



                                   /s/   John R. Irwin, President

Houston, Texas
January 17, 2003

                          PROXY ATWOOD OCEANICS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 13, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James M. Holland and Glen P. Kelley, or either of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, held of record by the undersigned as of the close of business on December 31, 2002, at the Annual Meeting of Shareholders to be held on February 13, 2003 or any adjournment thereof:

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

1.  ELECTION OF DIRECTORS:
        FOR all nominees listed
         (except as marked to the contrary)      WITHHOLD authority to vote
                                                 for all nominees listed

Nominees:
         DEBORAH A. BECK         GEORGE S. DOTSON        JOHN R. IRWIN
         ROBERT W. BURGESS       HANS HELMERICH          WILLIAM J. MORRISSEY


     (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name(s) in the line provided below.)


------------------------------------------------------------------------------


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                               (see reverse side)


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made the Proxy will be voted FOR the election of all Directors.


                                     Please sign exactly as name appears hereon.

________________________, 2003       _________________________________________
DATED                                SIGNATURE

                                     _________________________________________
                                     SIGNATURE IF JOINTLY HELD

                                     NOTE: When shares are held
                                     by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please note any change in your address alongside the address as it appears in the proxy.

     PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.